Exhibit 1(f)

                              ARTICLES OF TRANSFER
                                     BETWEEN
                    MERRILL LYNCH U.S. HIGH YIELD FUND, INC.,
                             A MARYLAND CORPORATION,
                                       AND
                       MERCURY U.S. HIGH YIELD FUND, INC.,
                             A MARYLAND CORPORATION

      THESE ARTICLES OF TRANSFER are made and entered into as of the 20th day of March, 2003, by and between Merrill Lynch U.S. High Yield Fund, Inc., a Maryland corporation (the "Transferee"), and Mercury U.S. High Yield Fund, Inc., a Maryland corporation (the "Transferor").

      FIRST: The Transferor agrees to sell, lease, exchange or transfer all or substantially all of its property and assets to the Transferee as hereinafter set forth.

      SECOND: The name of the Transferee is "Merrill Lynch U.S. High Yield Fund, Inc." The Transferee is a corporation organized under the laws of the State of Maryland. The name of the Transferor is "Mercury U.S. High Yield Fund, Inc." The Transferor is a corporation organized under the laws of the State of Maryland.

      THIRD: The address and principal place of business of the Transferee is:
800 Scudders Mill Road, Plainsboro, New Jersey 08536.

      FOURTH: The address and principal place of business of the Transferor is:
800 Scudders Mill Road, Plainsboro, New Jersey 08536.

      FIFTH: The Transferee has its principal office in the State of Maryland in Baltimore City, Maryland. The Transferor has its principal office in the State of Maryland in Baltimore City, Maryland. Neither the Transferee nor the Transferor owns an interest in land in the State of Maryland.

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      SIXTH: The terms and conditions of the transactions set forth in these
Articles of Transfer were advised, authorized and approved by the Transferor in the manner and by the vote required by its charter and the laws of the State of
Maryland: (i) at a duly called and held meeting of the Board of Directors of the Transferor held on December 4, 2002, by unanimous vote of the Directors of the Transferor, and (ii) at a duly called and held special meeting of the stockholders of the Transferor held on March 14, 2003 at 9:30 a.m., by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

      SEVENTH: The terms and conditions of the transaction set forth in these Articles of Transfer were advised, authorized and approved by the Transferee in the manner and by the vote required by its charter and the laws of the State of Maryland at a duly called and held meeting of the Board of Directors of the Transferee held on December 4, 2002, by unanimous vote of the Directors of the Transferee.

      EIGHTH: The nature of the consideration to be paid by the Transferee for the conveyance and transfer of all of the assets of the Transferor shall be full shares of common stock of the Transferee, of an aggregate net asset value equal (to the nearest one ten-thousandth of one cent) to the value of assets of the Transferor acquired, reduced by the amount of liabilities of the Transferor assumed by the Transferee, both determined as of 4:00 p.m., Eastern time, on March 21, 2003.

      NINTH: These Articles of Transfer shall be effective at 12:01 a.m. on March 24, 2003.


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

      IN WITNESS WHEREOF, each party to these Articles of Transfer has caused these Articles to be signed and acknowledged in its name and on its behalf by its Vice President and attested by its Secretary, on the day and year first above written.

                                        MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

                                        By: /s/ Donald C. Burke
                                            ------------------------------------
                                        Name:  Donald C. Burke
                                        Title: Vice President

ATTEST:

/s/ David Clayton
------------------------------------
Name:  David Clayton
Title: Secretary

                                        MERCURY U.S. HIGH YIELD FUND, INC.

                                        By: /s/ Donald C. Burke
                                            ------------------------------------
                                        Name:  Donald C. Burke
                                        Title: Vice President

ATTEST:

/s/ David Clayton
------------------------------------
Name:  David Clayton
Title: Secretary

      THE UNDERSIGNED, Vice President of the Transferor who executed on behalf of the Transferor the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Transferor the foregoing Articles of Transfer to be the corporate act of the Transferor and hereby certifies that to the best of his knowledge, information, and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                    /s/  Donald C. Burke
                                            ------------------------------------
                                              Donald C. Burke, Vice President

      THE UNDERSIGNED, Vice President of the Transferee who executed on behalf of the Transferee the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Transferee the foregoing Articles of Transfer to be the corporate act of the Transferee and hereby certifies that to the best of his knowledge, information, and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                    /s/  Donald C. Burke
                                            ------------------------------------
                                              Donald C. Burke, Vice President